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[NCO Group, Inc. LOGO]
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                                                                    NEWS RELEASE

At NCO Group, Inc.                              At the Financial Relations Board
Michael J. Barrist,                                 Joe Calabrese (General)
Chairman and CEO                                Judith Sylk-Siegel (Media)
Steven L. Winokur,                                  Nicole Engel (Analysts)
EVP, Finance and CFO                            (212) 661-8030
(215) 793-9300
www.ncogroup.com

For Immediate Release

                NCO GROUP COMMENTS ON PRELIMINARY SECOND QUARTER
                      RESULTS and SEVERAL ONE-TIME CHARGES

FORT WASHINGTON, PA, July 23, 2001 - NCO Group, Inc. ("NCO")(Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that, despite strong revenue growth, its second quarter earnings, before the effects of several one-time charges, will be below its prior guidance. The shortfall is the result of continuing pressure on its EBITDA margins caused by the current difficult collection environment. The Company's preliminary information, excluding the effects of the one-time charges, indicates that its EBITDA margin for the second quarter will be approximately 20 to 21 percent and earnings per share on a diluted basis is expected to be between $0.43 to $0.45. The Company also announced that it will be taking several one-time charges. These charges relate to a comprehensive streamlining of its expense structure designed to improve profit margins and its decision to relocate its corporate headquarters as a result of the previously announced flood.

Historically, during an economic downturn, the collection industry has benefited from incremental revenue attributable to increased delinquency trends within its current and potential client base. The positive effect of this incremental revenue was dampened by a more difficult collection environment, which caused an increase in direct expenses. In prior economic downturns, the Company experienced only modest expense increases, and accordingly, its revenue gains outweighed any increased expenses. However, the direct expense increases the Company has recently experienced have been greater than anticipated and have not had the transient characteristics that we have seen in prior economic downturns.

In order to counteract these changes, the Company has begun a comprehensive streamlining effort designed to reduce operating expenses through the acceleration of certain remaining acquisition costs which are not directly related to revenue generation, the reduction of other general overhead costs, and the renegotiation of several of its vendor and supplier contracts. These efforts will result in certain one-time charges this quarter and may result in additional one-time charges in subsequent quarters.

While the effect of these changes is expected to be significant, the timing of the savings, and the possibility that the Company will continue to experience expense increases, creates an environment where it is difficult to provide investor guidance. Accordingly, investors are advised not to rely on the guidance previously issued by the Company. The Company will continue to monitor its expense structure as well as ongoing changes to the economy and will provide the investment community with limited guidance in conjunction with the reporting of its second quarter results.

As the Company previously reported, on June 16, 2001 the Company's corporate headquarters was flooded by the remnants of tropical storm Allison. The Company executed its business continuity plan and was able to restore operational capacity with minimal downtime. However, the relocation of nearly 250 production personnel from its Fort Washington facility, in conjunction with some limited downtime at its remote facilities, did have an adverse effect on productivity. The effects of the property damage and business interruption are expected to be fully covered by insurance.

As a result of the flood, the Company has undertaken a process to relocate its corporate headquarters from Fort Washington, Pennsylvania. The Company is currently reviewing several real estate proposals and expects to relocate within the next six months. The costs and asset impairments associated with the decision to relocate will result in a one-time charge to earnings during the third quarter.
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Michael J. Barrist, Chairman and Chief Executive Officer, stated, "The slowing economy has presented us with tremendous opportunities to grow our business. We have seen substantial revenue growth and the development of new relationships as clients have looked to our company to assist them in managing their portfolios in an environment of increasing delinquency. However, the current economic environment has caused us to experience lower than anticipated EBITDA margins. The expense initiatives we have undertaken were designed to improve overall profitability as we move into the next several quarters without adversely affecting our ability to take advantage of all available client opportunities."

The Company also announced that it will report its second quarter earnings after the close of business on Tuesday, July 31, 2001. The Company will host an investor conference call on Wednesday, August 1, 2001 at 11:30 a.m., EST, to discuss the second quarter earnings and the items discussed in this press release in more detail, and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing
(800) 218-0530 (domestic callers) or (303) 262-2127 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 405-2236 (domestic callers) or (303) 590-3000 (international callers) and providing the pass code 369598.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail, commercial, education, telecommunications, utilities and government sectors.
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Certain statements in this press release, including, without limitation, statements as to the Company's or management's outlook as to financial results for 2001, statements as to the Company's planned expense restructuring and headquarters relocation plan, statements as to expected insurance recoveries, statements as to the effects of the economy on the Company's business, statements as to the effects of potential business opportunities, statements as to initiatives to improve margins, statements concerning projections of earnings per share or the earnings per share growth rate, statements as to fluctuations in quarterly operating results, statements as to trends, statements as to the Company's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that the Company will not be able to implement its expense restructuring, headquarter relocation, and five-year strategy as and when planned, the risk that the Company will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to strategic acquisitions and international operations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 16, 2001, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 515 Pennsylvania Avenue, Ft. Washington, PA 19034.
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         For more information on NCO Group, Inc., via fax at no charge, dial 1-800-pro-info and enter ticker symbol NCOG.
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